Exhibit 4(c)(2)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER RULE 144 OF THE SECURITIES ACT BUT ONLY IF THE REGISTERED HOLDER HEREOF HAS FIRST OBTAINED THE WRITTEN OPINION OF COUNSEL TO GATEWAY ENERGY CORPORATION (THE “COMPANY”), OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE STATE SECURITIES LAWS.

VOID AFTER FEBRUARY 28, 2006	No. WT-1
100,000 Shares

COMMON STOCK PURCHASE WARRANT

of

GATEWAY ENERGY CORPORATION

THIS CERTIFIES THAT Josh H. Buterin (the “Warrantholder”) is entitled to subscribe for and purchase from GATEWAY ENERGY CORPORATION, a Delaware corporation (the “Company”), at a price of $0.30 per share (the “Warrant Price”), payable in cash, check, or common stock of the Company, pursuant to the further terms hereof, One Hundred Thousand (100,000) fully paid and non-assessable shares of the Company’s common stock, par value $0.25 per share (the “Common Stock”), such price and such number of shares being subject to adjustment as set forth in this warrant.  This warrant may be exercised at any time from the date of grant until the close of business on February 28, 2006.

Upon delivery of this warrant, together with payment of the Warrant Price for the shares of Common Stock purchased, at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the Warrantholder, the Warrantholder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.  All shares of Common Stock which may be issued upon the exercise of this warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, charges and encumbrances with respect thereto.

This warrant is subject to the following terms and conditions:

1.                                       Exercise of Warrant.

(a)                                  Manner of Exercise.  This warrant may be exercised in whole or in part by the surrender of this warrant at the principal office of the Company and by the payment to the Company by cash, check, or Common Stock of the Company for the number of shares of Common Stock being purchased.  Common Stock surrendered shall be valued as follows:

(i)                                     If traded on a national securities exchange or reported through the automated quotation system of a registered securities association, the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange or system during the thirty calendar day period ending three (3) calendar days prior to the exercise date;

(ii)                                  If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) during the thirty calendar day period ending three (3) calendar days prior to the exercise date; and

(iii)                               If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

(b)                                 Partial Exercise.  On any partial exercise, the Company shall promptly issue and deliver to the Warrantholder a new warrant or warrants of like tenor in the name of that Warrantholder providing for the right to purchase that number of shares as to which this warrant has not been exercised.

2.                                       Delivery of Stock Certificates.  Within a reasonable time after full or partial exercise of this warrant, the Company, at its expense, will cause to be issued in the name of and delivered to the Warrantholder, a certificate or certificates for the number of shares of Common Stock to which the Warrantholder shall be entitled upon such exercise.  No fractional shares will be issued upon exercise of rights to purchase under this warrant.  If upon any exercise of this warrant a fraction of a share results, the Company will pay the fair cash value of that fractional share.

3.                                       Anti-Dilution Provisions. In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split or recapitalization, the Company shall make proportionate adjustments with respect to (i) the aggregate number of shares of Common Stock issuable upon exercise of this warrant, (ii) the Warrant Price, and (iii) such other matters as may be appropriate in light of the circumstances.

4.                                       Compliance with Securities Act.  The Warrantholder, by acceptance hereof, agrees that this warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such Warrantholder will not offer, sell or otherwise dispose of this warrant or any shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act.  Certificates representing all shares (unless registered under the Act or an opinion of counsel has been given, reasonably satisfactory to the Company, that an exemption from registration under the Act is available), shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER RULE 144 OF THE SECURITIES ACT BUT ONLY IF THE REGISTERED HOLDER HEREOF HAS FIRST OBTAINED THE WRITTEN OPINION OF COUNSEL TO GATEWAY ENERGY CORPORATION (THE “COMPANY”), OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE STATE SECURITIES LAWS.

5.                                       Notices.  Upon any adjustments of the Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this warrant, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the registered Warrantholder at the address of such Warrantholder as shown on the books of the Company which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this warrant, setting forth in reasonable detail the method of calculation of each.

6.                                       Miscellaneous.

(a)                                  Reservation of Stock.  The Company covenants that it will at all times reserve and keep available, solely for issuance upon exercise of this warrant, all shares of Common Stock from time to time issuable upon exercise of this warrant.

(b)                                 Modification.  This warrant and any of its terms may be changed, waived, or terminated only by a written instrument signed by the Company and the Warrantholder.

(c)                                  Replacement.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, upon surrender or cancellation of this warrant, the Company, at its expense, will execute and deliver, in lieu of this warrant, a new warrant of like tenor.

(d)                                 No Rights as Stockholder.  No Warrantholder, as such, shall be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this warrant be construed to confer on any Warrantholder as such, any rights of a stockholder of the Company or any right to vote, to give or withhold consent to any corporate action, to receive notice of meetings of stockholders, to receive dividends or otherwise.

(e)                                  Notices.  Notices hereunder to the Warrantholder shall be sent by certified or registered mail to the address given to the Company by the Warrantholder and shall be deemed given when so mailed.

(f)                                    Arbitration.  Any disputes arising out of, related to or in connection with this warrant shall be submitted to binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association.  The parties agree that the exclusive jurisdiction and venue for (a) any such arbitration and (b) any action to compel any such arbitration shall be in the county and state of domicile of the party being served with the arbitration demand, and each party hereto hereby consents to such jurisdiction and venue for the purpose of any such arbitration or action to compel arbitration.  Each party shall have thirty (30) days from the date of service of the arbitration demand to appoint an independent and neutral arbitrator.  The two arbitrators appointed by the parties shall then have thirty (30) days to appoint a third arbitrator.  The arbitrators shall determine the applicable substantive and procedural law for the arbitration proceedings, and may award reasonable attorneys’ fees and actual costs incurred in connection herewith.

(g)                                 Transferability.  Subject to the restrictions set forth on the face of this Warrant and in Section 4 hereof, this Warrant may be assigned or transferred by the Warrantholder.  In the event of the death or disability of the Warrantholder, this Warrant may be exercised by any duly appointed guardian, conservator or personal representative of the estate of the Warrantholder.

IN WITNESS WHEREOF, the Company has caused this warrant to be signed by its duly authorized officer.

DATED:  November 1, 2004

GATEWAY ENERGY CORPORATION

By:	/s/ John A. Raasch

John A. Raasch
(Name)

President
(Title)